                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           INTERNATIONAL MULTIFOODS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                  [INTERNATIONAL MULTIFOODS CORPORATION LOGO]

                      INTERNATIONAL MULTIFOODS CORPORATION
                          110 CHESHIRE LANE, SUITE 300
                          MINNETONKA, MINNESOTA 55305
                                  952-594-3300
                                  MAY 29, 2001

Dear Stockholder:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of International Multifoods Corporation. The meeting will be held on Monday, July 2, 2001, at 11:00 a.m. local time, in the 3M Auditorium at the University of Minnesota Carlson School of Management, 321 19th Avenue South, Minneapolis, Minnesota 55455. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon during the meeting.

    Your copy of the Annual Report to Stockholders for the fiscal year ended March 3, 2001 is enclosed or has been sent to you.

    WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     Sincerely,

                                     [GARY E. COSTLEY SIGNATURE]

                                     Gary E. Costley, Ph.D.
                                     CHAIRMAN, PRESIDENT AND
                                     CHIEF EXECUTIVE OFFICER

                      INTERNATIONAL MULTIFOODS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 2, 2001

TO THE STOCKHOLDERS OF
INTERNATIONAL MULTIFOODS CORPORATION:

    The Annual Meeting of Stockholders of International Multifoods Corporation ("Multifoods") will be held on Monday, July 2, 2001, at 11:00 a.m. local time, in the 3M Auditorium at the University of Minnesota Carlson School of Management, 321 19th Avenue South, Minneapolis, Minnesota, for the following purposes:

    1. To elect two directors for a term of three years and one director for a term of one year;

    2. To consider and vote on a proposal to approve the amendments to Multifoods' 1997 Stock-Based Incentive Plan;

    3. To approve the appointment of KPMG LLP as Multifoods' independent auditors for the fiscal year ending March 2, 2002; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Holders of record of Multifoods' Common Stock as of the close of business on May 10, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE STAMP IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          FRANK W. BONVINO
                                          SECRETARY

May 29, 2001

                      INTERNATIONAL MULTIFOODS CORPORATION
                          110 CHESHIRE LANE, SUITE 300
                          MINNETONKA, MINNESOTA 55305

                                PROXY STATEMENT
                                      FOR
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 2, 2001

                                GENERAL MATTERS

SOLICITATION OF PROXIES

    This Proxy Statement and the enclosed form of proxy are being furnished to stockholders of International Multifoods Corporation ("Multifoods") in connection with the Annual Meeting of Stockholders of Multifoods to be held on July 2, 2001, and any adjournment thereof. The Board of Directors of Multifoods is soliciting proxies for voting on the matters described in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy, along with Multifoods' Annual Report to Stockholders, were sent to stockholders of Multifoods on or about May 29, 2001. We are paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. We have retained Morrow & Company Inc. to assist in the solicitation of proxies from stockholders for a fee of $7,500 plus out-of-pocket expenses. The solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation or by employees of Morrow & Company Inc. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to Multifoods' stockholders.

WHO CAN VOTE

    Only stockholders of record as of the close of business on May 10, 2001 will be entitled to vote at the Annual Meeting. As of that date, there were 18,784,871 shares of Common Stock, par value $.10 per share, issued and outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held.

HOW YOU CAN VOTE

    You can vote by completing and returning your signed proxy card. If you return your signed proxy card before the Annual Meeting, we will vote your shares as you direct. With respect to the election of directors, you may
(i) vote for the nominees named in this Proxy Statement as a group,
(ii) withhold authority to vote for the nominees as a group or (iii) vote for such nominees other than any nominee you identify in the appropriate space on the proxy. With respect to each other matter, you may vote FOR, AGAINST or ABSTAIN from voting. If you abstain, you will be deemed to have cast a vote at the Annual Meeting and, therefore, your abstention will have the effect of a vote against a matter. If no specific instructions are indicated on the proxy, your shares will be voted (i) FOR the election of the three directors as nominated, (ii) FOR the approval of the amendments to Multifoods' 1997 Stock-Based Incentive Plan, (iii) FOR the approval of the appointment of KPMG LLP as the independent auditors of Multifoods and (iv) with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy. If a broker indicates on the proxy that it does not have authority to vote certain shares on a particular matter, those shares will not be considered as votes cast with respect to that matter and, therefore, will not affect the outcome of the vote with respect to that matter.

VOTES REQUIRED

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the three director nominees receiving the most votes for their election will be elected directors. With respect to the approval of all other matters to come before the Annual Meeting, including the amendments to Multifoods' 1997 Stock-Based Incentive Plan and the appointment of KPMG LLP as the independent auditors of Multifoods, the affirmative vote of a majority of the total votes cast will be required.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

    You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of Multifoods, by submitting a properly signed proxy that is dated subsequent to the earlier proxy or by delivering a written revocation at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 23, 2001 (unless otherwise noted), certain information with respect to:

    - all stockholders known to Multifoods to be the beneficial owners of more than 5% of Multifoods' Common Stock;

    - the beneficial ownership of Multifoods' Common Stock by each director, nominee and executive officer of Multifoods named in the Summary Compensation Table under the heading "Executive Compensation" below; and

    - all directors and executive officers of Multifoods as a group.

    Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                                       AMOUNT AND         PERCENT OF
                      NAME AND ADDRESS                                 NATURE OF         COMMON STOCK
                    OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP   OUTSTANDING
                    -------------------                           --------------------   ------------
T. Rowe Price Associates, Inc. .............................            1,799,400(1)          9.6%
  100 E. Pratt Street
  Baltimore, Maryland 21202

Archer-Daniels-Midland Company .............................            1,621,650(2)         8.65%
  4666 Faries Parkway
  Decatur, Illinois 62526

Putnam Investments, LLC. ...................................            1,481,185(3)          7.9%
  One Post Office Square
  Boston, Massachusetts 02109

Dimensional Fund Advisors, Inc. ............................            1,338,700(4)         7.14%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

Daruma Asset Management, Inc. ..............................            1,097,620(5)         5.85%
  60 East 42nd Street
  New York, New York 10165

Gary E. Costley, Ph.D. .....................................              414,827(6)(7)      2.17%

Robert S. Wright ...........................................              113,624(6)(7)          *

Frank W. Bonvino ...........................................              110,632(6)(7)          *

Ralph W. Hargrow ...........................................               63,448(6)(7)          *

Robert M. Price ............................................               45,023(6)             *

John E. Byom ...............................................               43,867(6)(7)          *

Jack D. Rehm ...............................................               33,529(6)             *

Nicholas L. Reding .........................................               28,896(6)             *

Lois D. Rice ...............................................               21,273(6)             *

Richard K. Smucker .........................................               19,592(6)(8)          *

Dolph W. von Arx ...........................................               17,507(6)             *

Claire L. Arnold ...........................................               11,774(6)             *

                                                                       AMOUNT AND         PERCENT OF
                      NAME AND ADDRESS                                 NATURE OF         COMMON STOCK
                    OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP   OUTSTANDING
                    -------------------                           --------------------   ------------
All Executive Officers and Directors
  as a Group (16 persons)...................................            1,102,751(9)         5.62%

---------

    *   Less than 1%

    (1) T. Rowe Price Associates, Inc. ("Price Associates"), in a joint filing with T. Rowe Price Small-Cap Stock Fund, Inc. ("Price Small-Cap Fund"), reported on a Schedule 13G, dated February 14, 2001, filed with the Securities and Exchange Commission, that Price Associates has sole voting power with respect to 507,400 of the shares and sole dispositive power with respect to all of the shares, and that Price Small-Cap Fund beneficially owns, and has sole voting power with respect to, 1,004,900 of the shares. Price Associates reported that the ultimate power to direct the receipt of dividends paid with respect to, and proceeds from the sale of, the shares, is vested in the clients which Price Associates serves as investment advisor. Price Small-Cap Fund reported that only State Street Bank and Trust Company, as custodian of Price Small-Cap Fund, has the right to receive dividends paid with respect to, and proceeds from the sale of, the shares, however, the shareholders of Price Small-Cap Fund participate proportionately in any dividends and distributions so paid. Price Associates further reported that, other than Price Small-Cap Fund, not more than 5% of the shares is owned by any one client subject to the investment advice of Price Associates.

    (2) The information was reported on an amended Schedule 13D, dated June 4, 1993.

    (3) Putnam Investments, LLC. ("PI"), in a joint filing with Marsh & McLennan Companies, Inc. ("MMC), Putnam Investment Management, LLC. ("PIM") and The Putnam Advisory Company, LLC. ("PAC"), reported on a Schedule 13G, dated February 13, 2001, filed with the Securities and Exchange Commission, that PI has shared voting power with respect to 447,800 of the shares and shared dispositive power with respect to all of the shares; that PIM beneficially owns, and has shared dispositive power with respect to, 355,800 of the shares; and that PAC beneficially owns 1,125,385 of the shares, has shared voting power with respect to 447,800 of the shares and has shared dispositive power with respect to 1,125,385 of the shares. PI, MMC, PIM and PAC reported that no single person other than the persons filing the Schedule 13G have an economic interest in the shares which relates to more than 5% of the class of shares. In addition, PI and MMC disclaim beneficial ownership of all of the shares reported on the Schedule 13G and further reported that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of such shares.

    (4) Dimensional Fund Advisors Inc. ("Dimensional") reported on a
       Schedule 13G, dated February 2, 2001, filed with the Securities and Exchange Commission, that it has sole voting power and sole dispositive power with respect to all of the shares. Dimensional reported that the filing was made in its capacity as an investment adviser to four investment companies registered under the Investment Company Act of 1940, and as an investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of all of the shares reported on the Schedule 13G. Dimensional further reported that no single client of Dimensional owns more than 5% of the shares.

    (5) Daruma Asset Management, Inc. ("Daruma"), in a joint filing with Mariko
       O. Daruma ("Principal Shareholder"),reported on a Schedule 13G, dated January 23, 2001, filed with the Securities and Exchange Commission, that Daruma has sole voting power with respect to 440,820 of the shares and sole dispositive power with respect to all of the shares. Daruma reported that the shares covered by the filing are beneficially owned by one or more investment advisory clients whose accounts are managed by Daruma. Daruma further reported that its clients have the right to receive dividends from, as well as the proceeds from the sale of, the shares covered by the

       Schedule 13G. The Principal Shareholder reported that he owns in excess of 50% of the outstanding voting stock and is the president of Daruma. Both Daruma and the Principal Shareholder disclaim beneficial ownership of all of the shares reported on the Schedule 13G.

    (6) The total number of shares beneficially owned by the following persons includes the following number of shares issuable pursuant to stock options that are currently exercisable: Dr. Costley--356,250;
       Mr. Wright--85,000; Mr. Bonvino--84,500; Mr. Hargrow--60,700;
       Mr. Price--33,674; Mr. Byom--37,400; Mr. Rehm--18,000;
       Mr. Reding--18,000; Mrs. Rice--18,663; Mr. Smucker--6,000; Mr. von
       Arx--14,054; and Ms. Arnold--8,266.

    (7) The total number of shares beneficially owned by the following persons includes the following number of shares held in trust for the benefit of the participant under the Employees' Voluntary Investment Savings Plan of Multifoods (the "Savings Plan"): Dr. Costley--2,845, Mr. Wright--4,929; Mr. Bonvino--9,948; Mr. Hargrow--248 and Mr. Byom--5,317.

    (8) Includes 3,000 shares held in trust of which Mr. Smucker is the trustee. Mr. Smucker disclaims beneficial ownership of such shares held in trust.

    (9) Includes 890,707 shares issuable pursuant to stock options that are currently exercisable and 37,605 shares held in trust for the benefit of the executive officers under the Savings Plan and the Stock Purchase Plan of Robin Hood Multifoods Inc., a wholly-owned subsidiary of Multifoods.

                             ELECTION OF DIRECTORS

    The Board of Directors of Multifoods is composed of eight members divided into three classes. Generally, the members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Claire L. Arnold, Lois D. Rice and Dolph W. von Arx are Class I directors whose terms expire at the Annual Meeting. The Board of Directors has nominated Mrs. Rice and Mr. von Arx for election as Class I directors of the Board of Directors at the Annual Meeting for terms of three years, and each has agreed to serve if elected. In order to fill the vacancy in Class II caused by the anticipated resignation of Robert M. Price from the Board of Directors effective as of July 2, 2001, the Board of Directors has nominated Ms. Arnold for election as a Class II director of the Board of Directors at the Annual Meeting for a term of one year, and she has agreed to serve if elected. With the exception of Mr. Price, the other directors of Multifoods will continue in office for their existing terms. Richard Smucker is a Class II director whose term expires in 2002. Gary E. Costley, Nicholas L. Reding and Jack D. Rehm are Class III directors whose terms expire in 2003. All of the directors were elected to the Board of Directors by the stockholders.

    Unless otherwise directed by you in your proxy, we will vote your shares for the election of the nominees named. In the event that any nominee becomes unavailable for election at the Annual Meeting, we will vote your shares for a substitute nominee as recommended by the Board of Directors, unless you tell us not to on your proxy card.

BIOGRAPHICAL INFORMATION OF DIRECTORS

-----------------------------------------------------------------------------------

                       CLAIRE L. ARNOLD, 54            Director since 1997
[PHOTO]                Ms. Arnold is currently Chief Executive Officer of Leapfrog
                       Services, Inc. (computer technology outsourcing services), which office she has held since June 1998. Ms. Arnold was a private investor from June 1994 to June 1998. Ms. Arnold
                       served as President and Chief Executive Officer of Nicotiana
                       Enterprises, Inc., a family holding company holding stock in
                       NCC L.P., a major distributor of grocery, tobacco,
                       confection, health and beauty, and allied products to retail stores, from August 1979 to April 1994. Ms. Arnold was Chief
                       Executive Officer of NCC L.P. from August 1979 to June 1994 and was also its Chairman from August 1979 to November 1992.
                       Ms. Arnold is a director of Ruby Tuesday, Inc. and
                       Schweitzer-Mauduit International, Inc.
-----------------------------------------------------------------------------------

                       GARY E. COSTLEY, Ph.D., 57            Director since 1997
[PHOTO]                Dr. Costley is Chairman of the Board, President and Chief
                       Executive Officer of Multifoods, which office he has held
                       since January 1997. From May 1995 to December 1996, Dr.
                       Costley served as dean of the Babcock Graduate School of
                       Management at Wake Forest University. Prior to July 1994,
                       Dr. Costley was an Executive Vice President of Kellogg
                       Company and President, Kellogg North America. Dr. Costley is
                       a director of Candlewood Hotel Company, Inc. and
                       Pharmacopeia, Inc.
-----------------------------------------------------------------------------------

                       ROBERT M. PRICE, 70            Director since 1983
[PHOTO]                Mr. Price is President of PSV, Inc. (management
                       consulting-technology and strategy), which position he has held since May 1990. From May 1996 to December 1996, Mr.
                       Price served as interim Chairman of the Board and Chief
                       Executive Officer of Multifoods. Mr. Price is Chairman of
                       the Board and director of Datalink Corporation and is a
                       director of Affinity Technology Group, Inc., Fourth Shift
                       Corporation, Public Service Company of New Mexico and
                       Tupperware Corporation.
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

                       NICHOLAS L. REDING, 66            Director since 1988
[PHOTO]                Mr. Reding is former Vice Chairman of the Board of Monsanto
                       Company (food, agriculture and pharmaceuticals), which
                       office he held from January 1993 to December 1998. Mr.
                       Reding is a director of CPI Corp. and Meredith Corporation.
-----------------------------------------------------------------------------------

                       JACK D. REHM, 68            Director since 1991
[PHOTO]                Mr. Rehm is former Chairman of the Board of Meredith
                       Corporation (diversified media), which office he held from
                       January 1997 to January 1998. From July 1994 to January
                       1997, Mr. Rehm was Chairman of the Board and Chief Executive
                       Officer of Meredith Corporation. Mr. Rehm is a director of
                       Meredith Corporation and StarTek, Inc.
-----------------------------------------------------------------------------------

                       LOIS D. RICE, 68            Director since 1991
[PHOTO]                Mrs. Rice is a guest scholar at The Brookings Institution
                       (an education and public policy research organization), a
                       position she has held since October 1991. Mrs. Rice is a
                       director of The McGraw-Hill Companies, Inc. and
                       UNUM/Provident Corporation.
-----------------------------------------------------------------------------------

                       RICHARD K. SMUCKER, 55            Director since 1997
[PHOTO]                Mr. Smucker is President and Co-Chief Executive Officer of
                       The J.M. Smucker Company (jams, jellies, ice cream toppings, juices and other food products), which office he has held
                       since February 2001. From 1987 to 2001, Mr. Smucker was
                       President of The J.M. Smucker Company. Mr. Smucker is a
                       director of The J.M. Smucker Company, The Sherwin-Williams
                       Company and Wm. Wrigley Jr. Company.
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

                       DOLPH W. VON ARX, 66            Director since 1997
[PHOTO]                Mr. von Arx is former Chairman of the Board of Isolux
                       Corporation (fiber optic cable for medical and surgical
                       applications), which office he held from November 1998 to
                       February 2001. Mr. von Arx was Chairman of the Board of
                       Morrison Restaurants, Inc. from March 1996 to June 1998. Mr.
                       von Arx is a director of BMC Fund, Inc., Cree, Inc. and Ruby
                       Tuesday, Inc.
-----------------------------------------------------------------------------------

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held six meetings during the fiscal year ended March 3, 2001, five of which were regularly scheduled meetings. During the fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has several committees, which are described below.

AUDIT COMMITTEE

Members:    Robert M. Price (Chair), Claire L. Arnold, Jack D. Rehm, Lois D. Rice
            and Richard K. Smucker
Number of Meetings in Fiscal Year 2001: Three
Functions:  -          recommends to the Board of Directors annually the selection of independent auditors
            -          meets with Multifoods' independent auditor and reviews its independence, activities and reports
            -          reviews the financial statements to be included in the
                       Annual Report to Stockholders and recommends approval by the
                       Board of Directors
            -          monitors accounting and financial reporting practices
                       throughout Multifoods
            -          reviews internal accounting controls and monitors compliance with Multifoods' prescribed procedures, policies and code of ethics
            -          reviews and reassesses the adequacy of the Audit Committee
                       Charter annually and recommends any proposed changes to the
                       Board of Directors

    The Board of Directors has determined that each member of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange. In addition, the Board of Directors has adopted a written Audit Committee Charter, a copy of which is attached to this Proxy Statement as Exhibit A.

COMPENSATION COMMITTEE

Members:    Jack D. Rehm (Chair), Claire L. Arnold, Nicholas L. Reding and Dolph W.
            von Arx
Number of Meetings in Fiscal Year 2001: Five
Functions:  -          approves the compensation policies of Multifoods
            -          determines the compensation paid to officers of Multifoods
            -          makes recommendations to the Board of Directors with respect to the cash compensation of the Chief Executive Officer of
                       Multifoods and establishes and reviews performance standards under compensation programs for officers of Multifoods
            -          administers Multifoods' stock option, stock-based incentive and bonus plans and makes grants or awards under such plans

            - recommends to the Board of Directors the adoption of or amendments to employee benefit plans and stock-based incentive plans of Multifoods

EXECUTIVE COMMITTEE

Members:    Gary E. Costley (Chair), Robert M. Price, Nicholas L. Reding, Jack D.
            Rehm and Richard K. Smucker
Number of Meetings in Fiscal Year 2001: None
Functions:  -          such powers and authority as may be expressly conferred upon it from time to time by the Board of Directors

FINANCE AND BENEFIT INVESTMENT COMMITTEE

Members:    Richard K. Smucker (Chair), Claire L. Arnold, Robert M. Price, Nicholas
            L. Reding, Jack D. Rehm, Lois D. Rice and Dolph W. von Arx
Number of Meetings in Fiscal Year 2001: Two
Functions:  -          reviews the capital structure, source and use of funds and financial position of Multifoods and makes periodic reports to the Board of Directors on such reviews
            -          provides advice and counsel regarding financial policies to management of Multifoods and the Board of Directors
            -          establishes investment policies and guidelines for employee benefit plans, approves investment managers of employee
                       benefit plan assets and reviews investment performance of
                       such plan assets

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:    Nicholas L. Reding (Chair), Lois D. Rice and Dolph W. von Arx
Number of Meetings in Fiscal Year 2001: One
Functions:  -          reviews, evaluates and recommends director candidates for
                       nomination by the Board of Directors and establishes
                       guidelines for the Board of Directors in considering
                       nominees
            -          reviews corporate governance issues and makes
                       recommendations to the Board of Directors on corporate
                       governance matters

    The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if a written recommendation is submitted to the Secretary of Multifoods at least 90 days prior to the date of the annual meeting of stockholders, along with the written consent of such nominee to serve as director.

COMPENSATION OF DIRECTORS

    Multifoods structures director compensation to attract and retain qualified non-employee directors, and to further align the interests of those directors with the interests of stockholders by linking a portion of their compensation to stock performance. Directors who are also employees of Multifoods are not separately compensated for any services provided as a director.

    ANNUAL RETAINER AND MEETING FEES. Non-employee directors receive the following fees for their service on the Board of Directors:

Annual Retainer.................  $20,000
Fee for each Board Meeting......  $1,000 ($1,250 if more than one day)
Fee for each Committee Meeting..  $1,000 ($1,250 in case of Chair of Committee)

    Directors may elect to receive all or part of the amount of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock. During the fiscal year ended March 3, 2001, each non-employee director elected to take all or part of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock. Amounts received by a director also may be deferred pursuant to Multifoods' Fee Deferral Plan for Non-Employee Directors for a minimum period of two years. Interest is paid on deferred amounts at a rate that is calculated quarterly and corresponds to Multifoods' short-term borrowing rate then in effect. None of the directors deferred compensation under such plan during the fiscal year ended March 3, 2001.

    STOCK OPTIONS. On the first business day in July of each year, each non-employee director is granted a non-qualified stock option to purchase 1,500 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on such date.

DIRECTOR STOCK OWNERSHIP GUIDELINES

    The Board has adopted a director stock ownership guideline, which provides that each non-employee director is expected to own Common Stock having a value of four times the amount of the annual retainer fee paid to such director, at the end of a period of five years commencing as of July 1, 1998. Each non-employee director who is elected for the first time after July 1, 1998 will be expected to own Common Stock having a value of four times the amount of the annual retainer fee paid to such director, at the end of a period of five years commencing on the date such director is elected.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The philosophy of the Compensation Committee with respect to the compensation of Multifoods' executive officers consists of the following core principles:

    - Base salary and benefits should be competitive in order to attract and retain well-qualified executives.

    - A significant part of the executive officers' compensation should be at risk. Accordingly, incentive compensation should be directly related to achieving specified levels of Multifoods' financial performance.

    - Stock ownership of Multifoods' Common Stock by the executive officers creates a valuable link between management and stockholders. Stock ownership gives management strong incentives to properly balance the need for short-term profits with long-term goals and objectives and to develop strategies that build and sustain stockholder returns.

EXECUTIVE COMPENSATION PROGRAM

    Multifoods' executive compensation program has four components that are intended to reflect Multifoods' compensation philosophy.

    BASE SALARY. Base salary and adjustments to base salary for the executive officers are targeted at the median of the competitive market. An executive officer's base salary may be above or below the median, depending upon the officer's individual experience and performance. For the purpose of determining the median of the competitive market, the Compensation Committee reviews and considers the salary ranges of officers in comparable positions at companies of comparable size to Multifoods. The peer group of companies used in the comparison consists of approximately 120 companies that have annual sales ranging from $1 billion to $3 billion. Multifoods uses a broad base of companies of comparable size to reflect the market in which Multifoods competes for executive talent. Accordingly, the peer group is not limited to food companies included in the Standard & Poor's MidCap Foods Index, which has been used for the purpose of comparison in the Stock Performance Graph in this Proxy Statement.

    The Compensation Committee reviews the base salary of each executive officer on a regular basis. The Compensation Committee generally grants a salary increase to an executive officer once every 12 to

18 months, based upon the Compensation Committee's judgment of the officer's individual performance and contribution to Multifoods, the financial performance of Multifoods, Multifoods' established merit increase guidelines and the median of the competitive market.

    ANNUAL INCENTIVE. Multifoods' executives are eligible for an annual cash incentive under Multifoods' Amended and Restated Management Incentive Plan. Under the Amended and Restated Management Incentive Plan, the Compensation Committee adopted Multifoods' EVA Incentive Plan for fiscal years 1999 through 2001 (the "EVA Incentive Plan"). The EVA Incentive Plan provides for incentive awards based on improvements in Economic Value Added ("EVA"). EVA is a measure of economic profit that determines whether a business is earning more than its after-tax cost of capital. In general, EVA is net operating profit after taxes, less a charge for the use of capital. EVA provides a framework within which management can make decisions which focus on building long-term value for Multifoods and its stockholders.

    Under the EVA Incentive Plan, incentive awards are linked to improvements in the EVA of both Multifoods and Multifoods' business units. EVA improvement targets for Multifoods and its business units and target incentive awards for each participant are established in each fiscal year. Up to 20% of the incentive award earned by a participant in a fiscal year is payable at the discretion of the Compensation Committee based upon review of the participant's performance. The incentive award earned in any fiscal year is then credited to the participant's "incentive bank", and the incentive available to be paid to the participant equals the amount of the incentive bank balance up to the amount of the target incentive award, plus 1/3 of the incentive bank balance in excess of the target incentive award. Any excess incentive award which is not paid remains in the incentive bank for payment in future fiscal years, subject to reduction or loss if actual EVA in those years results in incentive determinations that are less than zero. No incentive award is paid when the incentive bank balance is negative, and negative incentive bank balances are carried forward to offset future incentive awards earned. However, the Committee determined that any negative balance for fiscal year 2001 would not be carried forward. There is no limit on the incentive awards that can be achieved for superior levels of excess EVA improvement. However, the incentive award paid to any participant will be capped at $2,500,000 in any fiscal year and any amount in excess of such cap will be forfeited by the participant.

    At the beginning of fiscal year 1999, the Compensation Committee established EVA improvement targets for Multifoods and each of its business units. At the beginning of each fiscal year during the period covered by the EVA Incentive Plan, the Compensation Committee establishes target incentive awards for participants, expressed as a percentage of the base salary paid to the participant during the applicable fiscal year. However, the Compensation Committee retains discretion to reduce or eliminate the incentive compensation awarded to any participant for any reason. The target incentive awards for the Chief Executive Officer and the other corporate executive officers are based on EVA improvement for Multifoods as a whole. The target incentive awards for executive officers who are presidents of the business units are based on an allocation between EVA improvement for Multifoods as a whole and EVA improvement for the respective business units.

    The target incentive award, represented as a percentage of base salary, for each executive officer is set at approximately the median of competitive practice. For this purpose, the Compensation Committee reviews and considers incentive amounts awarded to officers in comparable positions at companies of comparable size to Multifoods, as described above. For fiscal year 2001, the target incentive award for the Chief Executive Officer was 65% of base salary and for the other executive officers named in the Summary Compensation Table was 50% of base salary.

    Based upon EVA improvement for Multifoods and each of its business units during fiscal year 2001, Dr. Costley and the other executive officers (other than Mr. Wright) were awarded approximately 23% of their target incentive awards, and Mr. Wright did not receive an incentive award and forfeited all amounts previously applied to his incentive bank.

    LONG-TERM COMPENSATION. Stock options are used to motivate and retain selected key employees. Shares of stock issued under this program are authorized by the 1997 Stock-Based Incentive Plan of Multifoods (the "1997 Plan"). The Compensation Committee grants stock options to the executive officers of Multifoods on a discretionary basis. The Compensation Committee considers, among other things, the financial and economic performance of Multifoods in determining whether or not to grant options to the executive officers. The Compensation Committee takes into account the number of stock options outstanding or previously granted in determining the awards. The Compensation Committee, at its discretion, may also consider the scope of an officer's responsibilities and the officer's individual performance in determining the size of an award. In addition, the Compensation Committee grants stock options to new officers and key employees of Multifoods in order to provide appropriate incentives to promote the long-term growth of Multifoods. Stock options granted to the executive officers have an exercise price equal to the market price of Multifoods' Common Stock on the date of grant and have ten-year terms.

    In consideration of the limited number of shares remaining available for awards under the 1997 Plan, the Board of Directors of Multifoods adopted, upon recommendation of the Compensation Committee, the amendments to the 1997 Plan (the "Amended 1997 Plan"), subject to stockholder approval. See "Proposal to Approve Amendments to the 1997 Stock-Based Incentive Plan" in this Proxy Statement. The Committee believes that the continuation of stock-based incentives is essential to implementing its compensation philosophy that a significant part of the executive officers' compensation should be at risk and linked to the interests of Multifoods' stockholders.

    STOCK OWNERSHIP TARGETS. In 1992, the Compensation Committee established a stock ownership program that includes stock ownership targets for key management employees of Multifoods, including Multifoods' executive officers. In 1997, the Compensation Committee modified the target ownership guidelines under the stock ownership program. Under the modified stock ownership program, during a ten-year period commencing in 1997, each participant in the stock ownership program is expected to achieve stock ownership targets based on a multiple of the participant's annual total cash compensation. The multiple for the Chief Executive Officer of Multifoods is two times annual total cash compensation and the multiple for all other participants is 1.5 times annual total cash compensation. The target is expressed both as a dollar value and as a number of shares. Such number of shares is determined by dividing the multiple of annual total cash compensation by the approximate market price of a share of Common Stock of Multifoods at the time the modified stock ownership program was adopted.

    Participants in the stock ownership program as a group achieved 102% of the aggregate annual stock ownership targets during calendar year 2000. In
February 2001, the Compensation Committee awarded to certain participants in the stock ownership program shares of restricted stock that have a three-year vesting period subject to the continued employment of the participant during that period. The participants selected to receive awards and the number of shares subject to each award were determined in the discretion of the Compensation Committee and were based upon (i) the number of shares of Multifoods' Common Stock acquired by the participant during calendar year 2000 toward the participant's annual stock ownership target under the program and
(ii) the Compensation Committee's assessment of the participant's job performance and contributions to Multifoods. In determining the number of shares of Common Stock acquired by the participants during calendar year 2000 under the program, the Compensation Committee included shares purchased by individual participants in the open market or upon the exercise of stock options and shares of restricted stock that vested during the calendar year. The number of shares of restricted stock awarded to each participant was equal to approximately 15% of the number of shares of Common Stock acquired by the participant during the applicable calendar year up to a limit of 1.5 times the annual stock ownership target for the participant for that calendar year. The Compensation Committee believes that such awards of restricted stock will encourage Multifoods' management to continue to obtain and hold a significant number of shares of Multifoods' Common Stock.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    GARY E. COSTLEY. Dr. Costley's performance is reviewed annually by the Compensation Committee and the full Board of Directors. Dr. Costley is eligible for a salary increase once every 12 to 18 months, consistent with the policy relating to the other executive officers of Multifoods.

    In February 2001, the Board of Directors reviewed the base salary of Dr. Costley, noting that his last salary increase was effective April 1, 1999. The Board of Directors conducted an evaluation of Dr. Costley's performance as Chairman of the Board, President and Chief Executive Officer. Such evaluation was, in part, based upon a review of Dr. Costley's success in meeting his performance objectives, the financial performance of Multifoods and interviews with other executive officers of Multifoods. The Board of Directors also considered a market analysis of base salaries of chief executive officers of comparably-sized public companies. Based upon the favorable evaluation by the Board of Directors of Dr. Costley's performance and the market analysis of base salaries, the Compensation Committee recommended an annual salary increase of $35,000 for Dr. Costley effective March 1, 2001. This recommendation was approved by the Board of Directors.

    In fiscal year 2001, Dr. Costley was awarded options to purchase an aggregate of 100,000 shares of Multifoods' Common Stock in accordance with the guidelines described above under the heading, "Long-Term Compensation." The options have an exercise price equal to the market price of Multifoods' Common Stock on the date of grant and have a ten-year term. In addition, in fiscal year 2001, Dr. Costley received 1,800 shares of restricted Common Stock of Multifoods in connection with Multifoods' management stock ownership program. The number of shares of restricted stock awarded to Dr. Costley was determined as described above under the heading, "Stock Ownership Targets."

    For fiscal year 2001, the Compensation Committee awarded Dr. Costley an incentive award of $101,700, determined in accordance with Multifoods' Amended and Restated Management Incentive Plan and the EVA Incentive Plan described above.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    In the event that compensation paid by Multifoods to any executive officer during the current or any subsequent fiscal year exceeds $1,000,000, such excess amount may not qualify as a tax deduction for Multifoods under the provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended. The 1997 Plan, as amended in fiscal year 1998, has been approved by stockholders as required by
Section 162(m) and, therefore, compensation attributable to stock options and certain other awards granted under the 1997 Plan may be excluded from the $1,000,000 limitation. Multifoods is seeking stockholder approval of the amendments to the 1997 Plan, as required by Section 162(m), so that compensation attributable to stock options and certain other awards granted under the Amended 1997 Plan may be excluded from the $1,000,000 limitation. In addition, the Amended and Restated Management Incentive Plan has been approved by stockholders as required by Section 162(m), so that cash incentive awards granted under the Amended and Restated Management Incentive Plan may be excluded from the $1,000,000 limitation as well. The Compensation Committee, along with Multifoods, will continue to evaluate Multifoods' compensation plans and programs in view of the Section 162(m) limitation.

                                          Jack D. Rehm, Chairman
                                          Claire L. Arnold
                                          Nicholas L. Reding
                                          Dolph W. von Arx

                                          Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash compensation and certain other components of compensation for the last three fiscal years of the Chief Executive Officer of Multifoods and the four other most highly compensated executive officers of Multifoods.

                                                                ANNUAL COMPENSATION        LONG TERM COMPENSATION
                                                                -------------------      --------------------------
                                                                                                   AWARDS
                                                                                         --------------------------
                                                                                                         SECURITIES
                                                                                         RESTRICTED      UNDERLYING   ALL OTHER
                                                                                           STOCK          OPTIONS      COMPEN-
            NAME AND PRINCIPAL POSITION                YEAR      SALARY    BONUS(3)      AWARDS(6)          (#)       SATION(13)
---------------------------------------------------  --------   --------   --------      ----------      ----------   ----------
Gary E. Costley, Ph.D..............................    2001     $680,000   $101,700       $ 34,200(7)      100,000     $33,950
  CHAIRMAN, PRESIDENT AND                              2000     $677,500   $290,000       $ 21,038(8)       20,000     $32,055
  CHIEF EXECUTIVE OFFICER                              1999     $645,833   $ 18,060(4)    $335,121(9)       30,000     $ 3,792

Robert S. Wright...................................    2001     $345,000   $      0       $  6,118(7)       32,000     $18,008
  SENIOR VICE PRESIDENT AND                            2000     $330,000   $178,400(5)    $  5,259(8)        7,000     $13,608
  PRESIDENT, U.S. FOODSERVICE                          1999     $300,000   $  3,066(4)    $ 60,106(10)      10,000     $24,815
  OPERATIONS

Frank W. Bonvino...................................    2001     $265,000   $ 30,500       $      0          30,000     $12,383
  VICE PRESIDENT, GENERAL COUNSEL                      2000     $263,750   $ 88,800       $      0           6,000     $11,922
  AND SECRETARY                                        1999     $250,000   $ 76,900       $ 14,745(11)       8,000     $14,875

John E. Byom.......................................    2001     $240,879   $ 27,700       $  2,850(7)       32,000     $10,958
  VICE PRESIDENT, FINANCE, AND
  CHIEF FINANCIAL OFFICER(1)

Ralph P. Hargrow...................................    2001     $235,000   $ 27,000       $  3,800(7)       30,000     $ 3,208
  VICE PRESIDENT, HUMAN RESOURCES                      2000     $176,716   $ 62,800       $ 54,844(12)      30,000     $     0
  AND ADMINISTRATION(2)

------------

(1) Mr. Byom became an executive officer of Multifoods in fiscal year 2001.

(2) Mr. Hargrow was hired by Multifoods effective May 17, 1999.

(3) The amounts were paid pursuant to Multifoods' Amended and Restated Management Incentive Plan, as described above in the Compensation Committee Report on Executive Compensation.

(4) The executive officer's bonus was paid partially in the form of cash and partially in the form of restricted stock. The value of the restricted stock on the date of grant was as follows: Dr. Costley--$239,940 and Mr. Wright--$40,734.

(5) $8,900 of this amount was credited to Mr. Wright's incentive bank under Multifoods' EVA Incentive Plan, as described above in the Compensation Committee Report on Executive Compensation. Subsequently, all amounts in Mr. Wright's incentive bank were forfeited based upon fiscal year 2001 EVA results.

(6) The value of each restricted stock award was determined by multiplying the closing market price of Multifoods' Common Stock on the date of grant by the number of shares awarded. As of March 3, 2001, the number and value (based on the closing market price of Multifoods' Common Stock on March 2, 2001) of the aggregated restricted stock holdings of each of the named executive officers were as follows: 18,232 shares ($350,237) by Dr. Costley, 13,395 shares ($257,318) by Mr. Wright, 8,070 shares ($155,025) by Mr. Bonvino, 150 shares ($2,882) by Mr. Byom and 1,667 shares ($32,023) by Mr. Hargrow. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest.

(7) The shares of restricted stock were awarded by the Compensation Committee to the executive officer in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The number of shares awarded were as follows: 1,800 shares to Dr. Costley, 322 shares to Mr. Wright, 150 shares to Mr. Byom and 200 shares to Mr. Hargrow. The shares vest on February 12, 2004, subject to the continued employment of the executive officer. The shares also vest in the event of a change in control of Multifoods.

(8) The shares of restricted stock were awarded by the Compensation Committee to the executive officer in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The number of shares awarded were as follows: 1,800 shares to Dr. Costley and 450 shares to Mr. Wright. The shares vest on February 14, 2003, subject to the continued employment of the executive officer. The shares also vest in the event of a change in control of Multifoods.

(9) Dr. Costley was awarded 11,032 shares of restricted stock in lieu of a portion of his cash incentive under the Amended and Restated Management Incentive Plan, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on March 18, 2003, subject to
    Dr. Costley's continued employment. The shares also vest in the event of a change in control of Multifoods. In addition, Dr. Costley was awarded a total of 3,600 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Of these shares, 1,800 shares vest on March 19, 2003 and 1,800 shares vest on February 2, 2003, in each case subject to the continued employment of Dr. Costley. The shares also vest in the event of a change in control of Multifoods.

(10) Mr. Wright was awarded 1,873 shares of restricted stock in lieu of a portion of his cash incentive under the Amended and Restated Management Incentive Plan, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on March 18, 2002, subject to
    Mr. Wright's continued employment. The shares also vest in the event of a change in control of Multifoods. In addition, Mr. Wright was awarded a total of 750 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Of these shares, 300 shares vested on March 19, 2001 and 450 shares vest on February 2, 2002, subject to the continued employment of Mr. Wright. The shares also vest in the event of a change in control of Multifoods.

(11) Mr. Bonvino was awarded a total of 570 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership targets under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Of these shares, 232 shares vest on March 19, 2003 and 338 shares vest on February 2, 2003, in each case subject to the continued employment of Mr. Bonvino. The shares also vest in the event of a change in control of Multifoods.

(12) Multifoods awarded Mr. Hargrow 2,500 shares of restricted stock in connection with his employment with Multifoods. The shares vested or will vest in three annual installments of 833 shares on May 17, 2000, 833 shares on May 17, 2001 and 834 shares on May 17, 2002, subject to the continued employment of Mr. Hargrow. These shares also vest in the event of a change of control of Multifoods.

(13) The amounts reported represent Multifoods' matching contributions to the Savings Plan and Multifoods' Supplemental Deferred Compensation Plan.

STOCK OPTIONS

    The following tables summarize stock option grants to and exercises by the executive officers named in the Summary Compensation Table above during Multifoods' fiscal year 2001 and the value of stock options held by such officers at the end of fiscal year 2001.

                       OPTION GRANTS IN FISCAL YEAR 2001

                                                   INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE VALUE
                                  ----------------------------------------------------        AT ASSUMED ANNUAL
                                  NUMBER OF     % OF TOTAL                                     RATES OF STOCK
                                  SECURITIES     OPTIONS                                     PRICE APPRECIATION
                                  UNDERLYING    GRANTED TO    EXERCISE OR                      FOR OPTION TERM
                                   OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------------
              NAME                GRANTED(1)   FISCAL YEAR     ($/SHARE)       DATE          5%             10%
--------------------------------  ----------   ------------   -----------   ----------   -----------   -------------
Gary E. Costley, Ph.D...........   100,000         19.09%      $11.84375     03/22/10     $744,842      $1,887,589
Robert S. Wright................    32,000          6.11%      $11.84375     03/22/10     $238,349      $  604,028
Frank W. Bonvino................    30,000          5.73%      $11.84375     03/22/10     $223,452      $  566,277
John E. Byom....................    32,000          6.11%      $11.84375     03/22/10     $238,349      $  604,028
Ralph P. Hargrow................    30,000          5.73%      $11.84375     03/22/10     $223,452      $  566,277

---------

(1) The options were granted on March 23, 2000, have an exercise price equal to the market price of Multifoods' Common Stock on the date of grant and become exercisable one year from the date of grant. The options also become exercisable in the event of a change in control of Multifoods.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND FISCAL YEAR END OPTION
                                     VALUES

                                                               NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                                    OPTIONS AT                     OPTIONS AT
                                     SHARES                      FISCAL YEAR END               FISCAL YEAR END(1)
                                   AQUIRED ON    VALUE     ----------------------------   ----------------------------
              NAME                  EXERCISE    REALIZED   EXCERCISABLE   UNEXERCISABLE   EXCERCISABLE   UNEXERCISABLE
---------------------------------  ----------   --------   ------------   -------------   ------------   -------------
Gary E. Costley, Ph.D............       0          $0         256,250        218,750        $178,938        $762,188
Robert S. Wright.................       0          $0          53,000         59,000        $      0        $235,720
Frank W. Bonvino.................       0          $0          54,500         54,000        $  5,225        $220,988
John E. Byom.....................       0          $0           5,400         32,000        $      0        $235,720
Ralph P. Hargrow.................       0          $0          30,000         30,000        $      0        $220,988

---------

(1) The value was determined by subtracting the exercise price per share from the closing market price per share of Multifoods' Common Stock on March 2, 2001.

PENSION EQUITY PLAN AND MANAGEMENT BENEFIT PLAN

    Multifoods maintains the Multifoods Pension Equity Plan (the "Pension Plan") for salaried and certain other employees of Multifoods and its subsidiaries who have completed one year of service with Multifoods or a subsidiary of Multifoods. The Pension Plan is a tax qualified defined benefit pension plan that provides for lump sum payments upon termination of employment. In lieu of a single lump sum payment, an employee may elect to receive immediate or deferred monthly payments for life. An employee's pension benefits are based on years of service with Multifoods and the employee's average base pay for the three consecutive calendar years in which the employee's base pay was the highest during the last ten full calendar years prior to termination of employment (the "Final Average Pay"). Base pay does not include bonuses and other additional compensation. In addition, the amount of base pay covered by the Pension Plan is limited by requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). An employee becomes vested in his or her benefits under the Pension Plan after five years of service. An employee who has completed ten years of service as of December 31, 1995 and whose age plus service as of December 31, 1995 totals 60 or more may elect to have his or her benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. Effective March 1, 1998, the Pension Plan was amended to provide a supplemental pension benefit equal to $10 per month for each year of credited service measured from age 35, up to a maximum supplemental pension of $200 per month.

    Multifoods' Management Benefit Plan provides for the payment of additional amounts to certain key employees of Multifoods and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan without the limitations imposed by the Internal Revenue Code or ERISA. The Management Benefit Plan was amended and restated effective January 1, 1997, and was further amended effective March 1, 1998. Participants in the Management Benefit Plan as of January 1, 1997 (referred to as "grandfathered" participants) generally are eligible to continue their participation under the terms of the Management Benefit Plan in effect prior to January 1, 1997. Grandfathered participants will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of December 31, 1995 (regardless of whether such benefit is actually calculated under that formula) without the limitations imposed by the Internal Revenue Code or ERISA. Grandfathered participants in the Management Benefit Plan are also entitled to lifetime annual income upon retirement equal to 50% of the "Bonus Base." Individuals who become participants in the Management Benefit Plan on or after January 1, 1997 will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of January 1, 1996 without the limitations imposed by the Internal Revenue Code or ERISA. Such individuals will not be entitled to any benefit based upon incentive bonuses. For employees who became participants in the Management Benefit Plan prior to March 1, 1990, the Bonus Base is the average of the five highest bonuses awarded to the participant under the Management Incentive Plan during the last ten years of employment by Multifoods prior to retirement. For employees who became participants in the Management Benefit Plan on or after March 1, 1990, the Bonus Base includes such bonuses awarded only while the employee is a participant in the Management Benefit Plan unless the Compensation Committee prescribes otherwise. The level of annual benefits is reduced if a grandfathered participant retires prior to age 62. For any other participant, the level of annual benefits is reduced if the participant retires prior to age 65. A participant in the Management Benefit Plan becomes vested in his or her benefits under the Management Benefit Plan upon completion of five years of service with Multifoods or when he or she attains age 65, if earlier.

    The following table shows the estimated combined annual amounts payable with respect to various classifications of earnings and years of service to participants in the Pension Plan who are also grandfathered participants in the Management Benefit Plan, and who retire at the normal retirement age of 65 and elect payment of a straight life annuity.

                               PENSION PLAN TABLE

                                                     YEARS OF SERVICE
                        --------------------------------------------------------------------------
    REMUNERATION*       5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
---------------------   --------   --------   --------   --------   --------   --------   --------
     $  200,000         $ 43,160   $ 51,319   $ 59,479   $ 67,639   $ 75,199   $ 82,758   $ 90,318
     $  400,000         $ 86,517   $103,034   $119,551   $136,068   $151,984   $167,901   $183,818
     $  600,000         $129,874   $154,748   $179,622   $204,496   $228,770   $253,044   $277,318
     $  800,000         $173,231   $206,462   $239,694   $272,925   $305,556   $338,187   $370,818
     $1,000,000         $216,588   $258,177   $299,765   $341,353   $382,342   $423,330   $464,318

---------

* For purposes of this table, it is assumed that remuneration is comprised 65% of Final Average Pay and 35% of Bonus Base (both terms as defined above). The benefits are not subject to any reduction for Social Security or other offset amounts.

    Dr. Costley and Messrs. Wright and Bonvino have four, eight and 29 years of service, respectively, in the Pension Plan and are each grandfathered participants in the Management Benefit Plan. However, Dr. Costley has waived his entitlement under the Management Benefit Plan to any benefit relating to incentive bonuses. In addition, Mr. Wright and Mr. Bonvino have each waived their entitlement under the Management Benefit Plan to any benefit related to incentive bonuses awarded to them with respect to any fiscal year of the Company ending after fiscal year 1998. Messrs. Byom and Hargrow have 22 and two years of service, respectively, in the Pension Plan and are not grandfathered participants in the Management Benefit Plan. The annual benefit under the Pension Plan and the Management Benefit Plan payable to each of the executive officers named in the Summary Compensation Table upon retirement at the normal retirement age of 65 is estimated to be as follows: Dr. Costley--$107,290, Mr. Wright--$126,402, Mr. Bonvino--$174,186, Mr. Byom--$61,155 and
Mr. Hargrow--$48,767. Messrs. Wright, Bonvino and Byom are fully vested in the Management Benefit Plan. Messrs. Wright and Bonvino each have additional retirement benefits as described below.

SUPPLEMENTAL RETIREMENT BENEFITS

    Mr. Wright has an arrangement with Multifoods pursuant to which he was credited with two years of service, which was reinstated from his prior employment with Multifoods from 1992 to 1994. In addition, commencing with his re-employment with Multifoods in August 1995, Mr. Wright will be credited with two years of service under the Pension Plan for each additional year of employment with Multifoods. Mr. Wright may also elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. The supplemental retirement arrangement also provides for immediate vesting in an annual benefit equal to 50% of the five highest bonuses payable to him under Multifoods' Management Incentive Plan in his last ten years of employment with Multifoods, including bonuses paid during his previous period of employment. However, Mr. Wright has waived his entitlement under the Management Benefit Plan to any benefit related to incentive bonuses awarded to him with respect to any fiscal year of Multifoods ending after fiscal year 1998. If Mr. Wright had terminated employment with Multifoods on March 3, 2001, the annual supplemental retirement benefit payable to Mr. Wright upon attaining age 55 would have been $11,728.

    Mr. Bonvino has an arrangement with Multifoods which provides that if, prior to the date on which Mr. Bonvino attains age 62, (1) Mr. Bonvino's employment with Multifoods is terminated for any reason other than cause, (2) Mr. Bonvino resigns for "good reason" (as defined in the agreement), or (3) there is a change in control of Multifoods, Mr. Bonvino's retirement benefit under the Pension Plan and the Management Benefit Plan will be determined (a) as if he had 25 years of credited service under the Pension Plan (or the actual years of credited service if greater than 25), and (b) as if his date of birth was five years earlier than his actual date of birth, except that, in no event, will his deemed age be older than 62. If Mr. Bonvino had terminated employment with Multifoods on March 3, 2001, the annual supplemental retirement benefit payable to Mr. Bonvino commencing April 1, 2001 would have been $5,984.

SUPPLEMENTAL DEFERRED COMPENSATION PLAN

    Multifoods maintains the Supplemental Deferred Compensation Plan (the "Deferred Compensation Plan") for certain key employees of Multifoods and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they may defer on a "non-qualified" basis the amounts they could have deferred on a "qualified" basis under ERISA but for certain tax law limits imposed on qualified deferrals. The Deferred Compensation Plan became effective on April 1, 1997.

    Under the Deferred Compensation Plan, a participant can elect to continue deferrals on a non-qualified basis if and when the participant reaches the $10,500* annual deferral limit under Multifoods' Employees' Voluntary Investment and Savings Plan (the "Savings Plan"). The Savings Plan is a qualified plan under ERISA and Section 401(k) of the Internal Revenue Code. A participant can also elect to defer a percentage (between 2% and 10%) of the participant's "excess covered pay," which includes compensation in excess of $170,000* that cannot be recognized under the Savings Plan, and also includes any amount that a participant elects to defer under any other non-qualified deferred compensation arrangement maintained by Multifoods. Multifoods also provides participants with matching credits on such non-qualified deferrals equal to the additional matching contribution the participant would have received under the Savings Plan if the non-qualified deferrals had instead been made under the Savings Plan. The matching credits vest at the rate of 20% per year of "vesting service" (as such term is defined in the Savings Plan). A participant may receive all contributions and vested portions of the matching credits upon the participant's termination of employment with Multifoods.

    During fiscal year 2001, Dr. Costley and Messrs. Wright, Bonvino and Byom each participated in the Deferred Compensation Plan.

* Adjusted for cost of living increases.

EMPLOYMENT AGREEMENT

    On November 1, 1996, Multifoods entered into an employment agreement with Dr. Costley pursuant to which Dr. Costley became employed as Chairman of the Board, President and Chief Executive Officer for the period from January 1, 1997 through December 31, 1999, with automatic one-year renewals thereafter unless Multifoods gives notice of termination. No such notice has been given to Dr. Costley. The agreement provides for an initial annual base salary of $600,000, an annual bonus (commencing with fiscal year 1998) if performance goals to be determined by the Compensation Committee are met, participation in Multifoods' employee benefit plans, and specified perquisites and relocation benefits. The agreement also provided for an award of two separate stock options to purchase an aggregate of 200,000 shares of Multifoods' Common Stock. On December 19, 1997, Dr. Costley's employment agreement was amended to terminate and cancel Dr. Costley's entitlement under the Management Benefit Plan to any benefit relating to incentive bonuses credited towards the non-qualified excess pension benefit under the Management Benefit Plan, effective retroactively to the first day of Dr. Costley's employment with Multifoods. Effective March 1, 2001, Dr. Costley's annual base salary was increased to $715,000.

    If Multifoods terminates Dr. Costley's employment for a reason other than "cause" (as defined in the agreement) or Dr. Costley resigns for "good reason" (as defined in the agreement), Dr. Costley will receive a severance payment to be made over an 18-month period based on 1.5 times his annual base salary and average bonuses for the three previous fiscal years. If Multifoods terminates Dr. Costley's employment following a "change of control" (as defined in the agreement) or if Dr. Costley resigns for any reason within 180 days after a change of control, Dr. Costley will receive a severance payment in installments over a three-year period in the aggregate amount of (i) three times his annual base salary as of the termination date, (ii) three times the average of his bonuses for the three previous fiscal years (or, if bonuses were paid for only two fiscal years, then such average will be calculated using the bonus paid for such two fiscal years) and (iii) either 65% of his annual base salary or his actual bonus for the previous fiscal year, whichever is greater. In the event that any payments by Multifoods to Dr. Costley are subject to an excise tax, including interest and penalties, under the Internal Revenue Code, Multifoods is obligated to reimburse Dr. Costley for such amounts. Assuming a change of control had occurred and Multifoods terminated Dr. Costley's employment or Dr. Costley resigned on March 3, 2001, the amount payable to Dr. Costley would have been approximately $5,505,628.

SEVERANCE AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    Multifoods is a party to severance agreements with Messrs. Wright, Bonvino, Byom and Hargrow. The two-year term of each agreement is automatically extended each year for one additional year unless Multifoods gives notice to the officer that Multifoods does not wish to extend the agreement. No such notice has been given to any executive officer. Under each agreement, Multifoods has agreed to employ the executive officer for a period of two years following a change in control of Multifoods (as defined in the agreement). If, during such two-year period, the officer's employment is terminated by Multifoods for any reason other than cause, death or disability, or the officer terminates his employment for "good reason" (as defined in the agreement), Multifoods is obligated to pay to such officer, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation and
(ii) an amount equal to 2.5 times the total of the officer's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to the officer under Multifoods' Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code.

    Mr. Wright has an additional severance agreement with Multifoods whereby Multifoods has agreed to pay him one year's salary in the event Multifoods terminates his employment for any reason other than cause. Mr. Bonvino has an additional severance agreement with Multifoods whereby Multifoods has agreed to pay him one year's salary in the event Multifoods terminates his employment for any reason other than cause or Mr. Bonvino resigns his employment for good reason.

    Multifoods has certain other compensatory arrangements with its executive officers that will result from a change in control of Multifoods. The Management Incentive Plan provides that in the event of a change in control of Multifoods during the first six months of Multifoods' fiscal year, each participant in the Management Incentive Plan will receive an immediate cash payment equal to 100% of the target award for that fiscal year, plus 100% of the positive balance of any incentive bank maintained in the name of the participant. In the event of a change in control during the last six months of Multifoods' fiscal year, each participant will receive an immediate cash payment equal to 100% of the greater of (i) the target award for that fiscal year or (ii) the amount determined based upon the anticipated results relating to the performance objectives for that fiscal year. In addition, each participant will receive 100% of the positive balance of any incentive bank maintained in the name of the participant.

    Assuming a change in control of Multifoods had occurred and each of the executive officers' employment was terminated by Multifoods or each executive officer terminated his employment for "good reason" on March 3, 2001, the total amounts payable to Messrs. Wright, Bonvino, Byom and Hargrow under the above-described severance agreements and Management Incentive Plan would have been approximately $2,316,568, $1,982,827, $1,404,378 and $1,247,312,
respectively.

    In addition, in the event of a change in control of Multifoods, stock options outstanding under Multifoods' stock-based incentive plans that are not yet exercisable become immediately exercisable and all shares of restricted stock outstanding vest in full.

    The Management Benefit Plan provides for lump sum payments to the participants in the event of a change in control of Multifoods plus an additional amount in the event the payment constitutes a "parachute payment" under the Internal Revenue Code. In addition, the Board of Directors authorized the establishment and funding of a trust for the purpose of assisting Multifoods in fulfilling its obligations to the participants in the Management Benefit Plan, which trust will become irrevocable upon the earlier of (i) a change in control of Multifoods or (ii) a favorable ruling from the Internal Revenue Service that the creation and funding of the trust does not result in constructive receipt to the participants, neither of which event has yet occurred. Assuming a change in control of Multifoods had occurred on March 3, 2001, in addition to the change of control payments described above, the lump sums payable under the Management Benefit Plan to the executive officers named in the Summary Compensation Table would have been approximately as follows:
Dr. Costley--$572,200, Mr. Wright--$688,887, Mr. Bonvino--$1,039,796,
Mr. Byom--$18,531 and Mr. Hargrow--$23,306.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Common Stock of Multifoods for the last five fiscal years with the cumulative total return of the Standard & Poor's MidCap 400 Composite Stock Index (the "S&P MidCap 400") and the Standard & Poor's MidCap Foods Index (the "S&P MidCap Foods Index") for the same period. The graph assumes the investment of $100 in Multifoods' Common Stock and each of the respective indexes on February 29, 1996 and reinvestment of all dividends. The cumulative returns are as of the last day of the applicable fiscal year of Multifoods.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      MULTIFOODS  S&P MIDCAP 400  S&P MIDCAP FOODS INDEX
1996        $100            $100                    $100
1997        $119            $117                    $113
1998        $162            $160                    $146
1999        $130            $163                    $124
2000         $68            $214                     $84
2001        $123            $233                    $118

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To Multifoods' knowledge, based solely on Multifoods' records and written representations from Multifoods' executive officers and directors, Multifoods believes that, during the fiscal year ended March 3, 2001, each of its executive officers and directors has filed on a timely basis all reports required by
Section 16(a) of the Securities Exchange Act of 1934, except that Robert M. Price failed to report the sale of shares of Multifoods Common Stock on June 22, 1999. This sale of Common Stock was subsequently reported on the Form 5 filed by Mr. Price for the fiscal year ended March 3, 2001.

     PROPOSAL TO APPROVE AMENDMENTS TO THE 1997 STOCK-BASED INCENTIVE PLAN

INTRODUCTION

    The Board of Directors of Multifoods adopted, upon the recommendation of the Compensation Committee of the Board, certain amendments to the 1997 Stock-Based Incentive Plan of International Multifoods Corporation (the "1997 Plan"), subject to stockholder approval at the 2001 Annual Meeting. The 1997 Plan was previously approved by the stockholders of Multifoods at the 1997 Annual Meeting and prior amendments to the 1997 Plan were approved by the stockholders at the 1998 Annual Meeting. The new amendments to the 1997 Plan provide that (i) the number of shares of Multifoods' Common Stock available for grant to participants under the 1997 Plan will be increased by 1,000,000 from 1,250,000 to 2,250,000;
(ii) the number of shares of Multifoods' Common Stock available for issuance pursuant to awards of restricted stock and restricted stock units will be increased by 250,000 from 250,000 to 500,000; (iii) Performance Awards will no longer be available for grant under the 1997 Plan, and (iv) no award under the 1997 Plan may be re-priced, replaced, re-granted through cancellation or modified, without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying the award. These amendments to the 1997 Plan would become effective upon approval by the stockholders at the Annual Meeting.

    The Board of Directors adopted the amendments to the 1997 Plan in consideration of the limited number of shares remaining available for awards to officers and employees under the 1997 Plan. As of March 31, 2001, only 151,464 shares remained available for awards under the 1997 Plan prior to the amendment. The Compensation Committee and the Board of Directors believe that the increased use of stock-based compensation in lieu of cash compensation is essential to implementing the Compensation Committee's philosophy as described in the Compensation Committee Report on Executive Compensation in this Proxy Statement. In addition, the Compensation Committee and the Board of Directors believe that re-pricing of awards under the 1997 Plan should not be allowed without stockholder approval. Therefore, while Multifoods has never re-priced any awards under its stock-based incentive plans, the 1997 Plan was amended to prohibit such re-pricing without stockholder approval.

    The 1997 Plan provides for the grant of stock-based awards to officers and key employees of Multifoods and its subsidiaries as determined by the Compensation Committee. Generally, the consideration to be received by Multifoods for awards under the 1997 Plan will be the officers' and employees' past, present and expected future contributions to Multifoods. The following summary of the 1997 Plan, as amended, is qualified in its entirety by reference to the full text of the 1997 Plan, as amended, which is attached to this Proxy Statement as Exhibit B. The 1997 Plan, as amended, has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

SUMMARY OF THE 1997 PLAN, AS AMENDED

    PURPOSE. The purpose of the 1997 Plan is to enable Multifoods and its subsidiaries to attract and retain officers and key employees capable of assuring the future success of Multifoods and to provide opportunities for stock ownership by such officers and employees in order to link their interests with those of Multifoods' stockholders.

    ADMINISTRATION. The 1997 Plan will be administered by a committee of the Board of Directors (the "Committee") comprised of at least the number of directors as is required to permit the 1997 Plan to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended
("Rule 16b-3"). Each member of the Committee will be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of
Section 162(m) of the Internal Revenue Code. The Compensation Committee of the Board will be the Committee that administers the 1997 Plan, all of whose members are both "Non-Employee Directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Committee will have full power to determine when and to whom awards will be granted and the form, amount and other terms and conditions of each award, subject to the provisions of the 1997 Plan. The Committee will have full authority to interpret the 1997 Plan and to adopt rules, regulations and procedures with respect to the administration of the 1997 Plan.

    ELIGIBILITY AND NUMBER OF SHARES. Officers and key employees of Multifoods and its subsidiaries will be eligible to be selected by the Committee to participate in the 1997 Plan. The Company and its subsidiaries currently have approximately 4,650 employees. Members of the Committee and other non-employee directors of Multifoods are not eligible to receive awards under the 1997 Plan. As amended, the 1997 Plan provides for the issuance of up to 2,250,000 shares of the Company's Common Stock, subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, merger or other changes in the corporate structure or stock of Multifoods. Shares of Multifoods' Common Stock subject to awards under the 1997 Plan which are not used or are forfeited because the terms and conditions of the awards are not met may again be used for awards under the 1997 Plan. Shares of Multifoods' Common Stock used by a participant as full or partial payment to Multifoods of the purchase price relating to an award or in connection with the satisfaction of tax obligations relating to an award will also again be available for awards under the 1997 Plan.

    Of the 2,250,000 shares authorized under the Plan, a maximum of 500,000 shares will be available for issuance pursuant to awards of restricted stock or restricted stock units. As of March 31, 2001, 26,716 shares had been issued for such awards, therefore, 473,284 shares remain available for issuance pursuant to awards of restricted stock or restricted stock units. In addition, no participant may be granted stock options and any other award, the value of which is based solely on an increase in the price of Multifoods' Common Stock, relating to more than 200,000 shares in the aggregate in any calendar year.

    TYPES OF AWARDS AND CERTAIN TERMS AND CONDITIONS. The types of awards that may be granted under the 1997 Plan are stock options, stock appreciation rights, restricted stock and restricted stock units, and any combination of these. The 1997 Plan, as amended, no longer provides for the grant of performance awards. The 1997 Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if the Committee's action would adversely affect the rights of the holder. In addition, no award of stock options under the 1997 Plan, as amended, may be re-priced, replaced, re-granted through cancellation or modified by Multifoods, without stockholder approval (except in connection with adjustments of or changes to the Common Stock of Multifoods), if the effect would be to reduce the exercise price for the shares underlying the award. An award may not have a term longer than ten years from the date of grant. Awards will not be transferable other than by will or by the laws of descent and distribution. During the lifetime of a participant, a stock option or stock appreciation right may be exercised only by the participant to whom such award is granted.

    STOCK OPTIONS. Incentive stock options meeting the requirements of
Section 422 of the Internal Revenue Code and non-qualified stock options may be granted under the 1997 Plan. The Committee will establish the exercise price of each option, but in no event will the exercise price be less than 100% of the fair market value of Multifoods' Common Stock on the date of grant. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Committee may specify, including delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. Stock options will be exercisable at such times as the Committee determines. However, stock options will become immediately exercisable following the occurrence of a "designated event" (as defined in the 1997 Plan).

    STOCK APPRECIATION RIGHTS. The Committee may grant a stock appreciation right in connection with a stock option or separately from a stock option. Upon exercise of a stock appreciation right by a recipient, the recipient is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant. The payment will be made in cash or shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Stock appreciation rights will be exercisable at such times as the Committee determines, but will become immediately exercisable following the occurrence of a "designated event" (as defined in the 1997 Plan).

    RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Committee may impose. Shares of restricted stock granted under the 1997 Plan will be evidenced by stock certificates, which will be held by the Company, and the Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one share of Common Stock and may include, if so determined by the Committee, the value of any dividends or other rights or property received by stockholders after the date of grant of the restricted stock unit. The Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

    DURATION, TERMINATION AND AMENDMENT. The 1997 Plan (but not awards outstanding under the 1997 Plan) will terminate on June 20, 2007 and no awards may be granted after that date. The 1997 Plan permits the Board of Directors to amend or terminate the 1997 Plan at any time, except that such action may not adversely affect the rights of any participant under an outstanding award without the participant's consent. It is intended that the 1997 Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code and that certain awards under the 1997 Plan constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. Unless otherwise determined by the Board of Directors, amendments to the 1997 Plan will be subject to stockholder approval to the extent necessary to satisfy such requirements and meet such qualifications as in effect from time to time under the Internal Revenue Code, or to the extent necessary to satisfy the requirements of the listing rules of The New York Stock Exchange. In addition, no award of stock options under the 1997 Plan, as amended, may be re-priced, replaced, re-granted through cancellation or modified by Multifoods, without stockholder approval (except in connection with adjustments of or changes to the Common Stock of Multifoods), if the effect would be to reduce the exercise price for the shares underlying the award.

FEDERAL TAX CONSEQUENCES

    Multifoods has been advised by its counsel that awards made under the 1997 Plan generally will result in the following tax consequences for United States citizens under current United States federal income tax laws.

    INCENTIVE STOCK OPTIONS. A recipient will realize no taxable income, and Multifoods will not be entitled to any related deduction, at the time an incentive stock option is granted under the 1997 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and Multifoods will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. Multifoods will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

    Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. Multifoods will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

    The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

    NON-QUALIFIED STOCK OPTIONS. A recipient will realize no taxable income, and Multifoods will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the 1997 Plan. Generally, at the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and Multifoods will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

    STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK UNITS. Generally, (i) a recipient will not realize income upon the grant of a stock appreciation right or restricted stock unit, (ii) the recipient will realize ordinary income, and Multifoods will be entitled to a corresponding deduction, in the year cash, shares of Common Stock or a combination of cash and shares are delivered to the recipient upon exercise of a stock appreciation right or in payment of a restricted stock unit and (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received. When the recipient disposes of the shares, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realized ordinary income will be treated as a capital gain or loss.

    RESTRICTED STOCK. Unless a recipient files an election to be taxed under
Section 83(b) of the Internal Revenue Code, generally (i) the recipient will not realize income upon the grant of restricted stock, (ii) the recipient will realize ordinary income, and Multifoods will be entitled to a corresponding deduction, when the restrictions have been removed or expire and (iii) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code, the tax consequences to the recipient and Multifoods will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. When the recipient disposes of the shares, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realized ordinary income will be treated as a capital gain or loss.

    WITHHOLDING. The 1997 Plan permits Multifoods to require a recipient receiving shares of Common Stock under the 1997 Plan to pay Multifoods in cash an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a recipient to cover withholding obligations through a reduction in the number of shares delivered to such recipient or by delivery to Multifoods of shares already owned by the recipient.

NEW PLAN BENEFITS

    The numbers and types of awards that will be granted in the future under the 1997 Plan, as amended, are not determinable as the Committee will make such determinations in its sole discretion.

BOARD RECOMMENDATION

    The Board of Directors recommends a vote FOR the approval of the Amendments to the 1997 Plan.

         AUDIT COMMITTEE REPORT AND APPOINTMENT OF INDEPENDENT AUDITORS

AUDIT COMMITTEE REPORT

    Management is primarily responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of Multifoods' consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    The Audit Committee reviews Multifoods' financial reporting process on behalf of the Board of Directors. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Multifoods' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

    The Audit Committee has discussed with the independent auditors, the auditors' independence from Multifoods and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee has also considered whether the non-audit related services provided by the independent auditors were compatible with maintaining the auditors' independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Multifoods' Annual Report on Form 10-K for the fiscal year ended March 3, 2001, for filing with the Securities and Exchange Commission.

                                          Robert M. Price, Chairman
                                          Claire L. Arnold
                                          Jack D. Rehm
                                          Lois D. Rice
                                          Richard K. Smucker

                                          Members of the Audit Committee

AUDIT FEES

    Audit fees billed or expected to be billed to Multifoods by KPMG LLP for the audit of Multifoods' financial statements for the fiscal year ended March 3, 2001 and for reviews of the financial statements included in Multifoods' quarterly reports on Form 10-Q for the last fiscal year totaled $380,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    KPMG LLP did not render services to Multifoods during the last fiscal year related to design and implementation of financial information systems.

ALL OTHER FEES

    Fees billed or expected to be billed to Multifoods by KPMG LLP for all services provided during the last fiscal year, other than the services described above under "Audit Fees", totaled $319,000. The vast majority of these fees relate to audit and tax activities in support of Multifoods.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of Multifoods has appointed KPMG LLP, certified public accountants, as Multifoods' independent auditors for the fiscal year ending March 2, 2002, subject to stockholder approval. KPMG LLP has audited the books of Multifoods for many years. The action of the Board of Directors was taken upon the recommendation of the Audit Committee of the Board of Directors. If the stockholders do not, by the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, approve the appointment of KPMG LLP as Multifoods' independent auditors, their appointment will be reconsidered by the Board of Directors. However, because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current fiscal year, it is likely that the appointment would stand for the fiscal year ending March 2, 2002 unless there were compelling reasons for making an immediate change.

    Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

    The Board of Directors recommends a vote FOR the approval of the appointment of KPMG LLP.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    If you wish to submit proposals to be included in our proxy statement for the 2002 Annual Meeting of Stockholders, they must be received at the principal executive offices of Multifoods by the close of business on January 21, 2002. Proposals should be sent to the attention of the Secretary.

    Under Multifoods' Bylaws, if you wish to bring business before the stockholders at the 2002 Annual Meeting, you must notify the Secretary in writing no later than 90 days prior to the first anniversary of the date of the 2001 Annual Meeting. However, in the event that the date of the 2002 Annual Meeting has been changed by more than 30 calendar days from the anniversary date of the 2001 Annual Meeting, you must notify the Secretary in writing by no later than the later of 90 days prior to the 2002 Annual Meeting or 10 calendar days following the day on which public announcement of such meeting is first made. Your notice must contain the specific information required in our Bylaws. Please note that these requirements relate only to matters you wish to bring before the stockholders at the annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

    If you would like a copy of our Bylaws, please write to the Secretary and we will send you one without charge.

                                 OTHER MATTERS

    Multifoods is not aware of any other matters that may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their judgment as to the best interests of Multifoods.

                                          By Order of the Board of Directors

                                          FRANK W. BONVINO
                                          SECRETARY

May 29, 2001

                                                                       EXHIBIT A

                      INTERNATIONAL MULTIFOODS CORPORATION
                            AUDIT COMMITTEE CHARTER

    The Audit Committee of the Board (the "Committee") shall assist the Board in monitoring (1) the integrity of the financial statements of the Corporation,
(2) the compliance by the Corporation with legal and regulatory requirements, and (3) the independence and performance of the Corporation's internal and external auditors.

    The Committee shall comprise only members who meet the independence and experience requirements of the New York Stock Exchange. The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee in consultation with the Chairman of the Board of the Corporation.

    The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Corporation or the Corporation's independent auditor or counsel to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements of the Corporation with management (including major issues regarding accounting principles and practices as well as the adequacy and appropriateness of the accounting principles and practices and internal controls of the Corporation and its subsidiaries, that could significantly affect the Corporation's financial statements), and recommend approval by the Board.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements.

     4. Recommend to the Board annually the appointment of the independent auditor (which auditor is ultimately accountable to the Audit Committee and the Board) to be recommended by the Board for approval by the stockholders at the Annual Meeting of Stockholders of the Corporation, and review the independent auditor's engagement letter and approve the proposed audit fee.

     5. Receive at least annually reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself on the independence of the independent auditor.

     6. Evaluate together with the Board the full performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor.

     7. Approve in advance the engagement and cost of all non-audit services rendered by the independent auditor in excess of $100,000 annually, giving consideration to the possible effect the rendering of such services may have on the independence of the independent auditor. Annually review the engagement and cost of all non-audit services provided by the independent auditor.

     8. Meet: (i) in person or by telephone, with the independent auditor at each regularly scheduled meeting of the Committee, and prior to the fiscal year-end audit to review the scope of and the planning and staffing of the audit, and after the audit to review the scope of and the procedures used by the auditor in the audit, the matters required to be discussed by the independent auditor by the Statement on Auditing Standards No. 61 relating to the conduct of the audit, and the auditor's findings, opinions and recommendations; and (ii) in person or by telephone, with the senior internal audit executive of the Corporation at each regularly scheduled meeting of the Committee during executive session of the Committee.

     9. Receive and review all other audit reports and letters of recommendations submitted by the independent auditor, and take such action in respect of such reports and letters as the Committee may deem appropriate.

    10. Review: (i) significant changes in the accounting methods, policies, procedures and internal accounting controls of the Corporation and its subsidiaries that were recommended by the independent auditor, the internal auditors or management; (ii) the disposition of significant changes in accounting methods, policies, procedures and internal accounting controls of the Corporation and its subsidiaries recommended by the independent auditor, and (iii) significant reports to management prepared by the internal auditors and management's responses thereto.

    11. Review at each meeting of the Committee the activities of the internal audit staff of the Corporation, and any recommendations by the independent auditor relating to the technical competence of the financial accounting and internal audit staff of the Corporation.

    12. Review the appointment and replacement of the senior internal audit executive of the Corporation.

    13. Meet periodically with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    14. Obtain reports from management and/or the senior internal audit executive of the Corporation that the Corporation's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Corporation's Compliance Program, including, but not limited to, the Corporation's Code of Ethics and Conduct, and advise the Board of such reports.

    15. Review annually pending litigation involving the Corporation and its subsidiaries.

    16. Review annually the travel and entertainment expenses of the executive officers of the Corporation.

    17. Review preliminary copies of the proxy statement and related proxy materials to be filed with the United States Securities and Exchange Commission in connection with the Annual Meeting of Stockholders of the Corporation.

    18. Meet, at least annually, with the independent auditor, the Chief Executive Officer, the General Counsel, the Chief Financial Officer, the principal accounting officer and the senior internal audit executive of the Corporation, together or separately, when appropriate to the conduct of the Audit Committee's business.

    19. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the independent auditor and the Corporation's response to that letter. Such review should include:

       (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       (b) Any changes required in the planned scope of the internal audit; and

       (c) The internal audit staff's responsibilities, budget and staffing.

    20. Prepare the report to stockholders as required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

    21. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to assure compliance with laws and regulations and the Corporation's Compliance Program, including, but not limited to the Code of Ethics and Conduct.

                                                                       EXHIBIT B

                            SECOND AMENDMENT TO THE
                       1997 STOCK-BASED INCENTIVE PLAN OF
                      INTERNATIONAL MULTIFOODS CORPORATION
                         EFFECTIVE AS OF MARCH 23, 2001

    The 1997 Stock-Based Incentive Plan of International Multifoods Corporation (the "Plan") is amended, effective as of March 23, 2001, as follows:

        1. The definition of "Award" in Section 1 of the Plan is amended to read as follows:

       "Award" shall mean an award granted to a Participant in accordance with the provisions of the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, or any combination thereof.

        2. The definition of "Performance Award" in Section 1 of the Plan is hereby deleted in its entirety.

        3. The first and second sentences of Section 2 of the Plan are hereby amended to read as follows:

       Subject to adjustment as provided in Section 11 hereof, an aggregate of 2,250,000 shares of Stock shall be available to Participants under the Plan. Of such shares of Stock, a maximum of 500,000 shares shall be available for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units.

        4. Section 7 of the Plan entitled "Performance Award" is hereby deleted in its entirety.

        5. Section 13 of the Plan entitled "Amendments" is hereby amended by adding the following new paragraph (c):

           (c) Any re-pricing, replacement, re-granting through cancellation, or modification of any Option awarded under this Plan is subject to the approval of the stockholders of Multifoods (except in connection with the adjustments of and changes in Stock described in Section 11 of the Plan), if the effect of such re-pricing, replacement, re-granting or modification would be to reduce the exercise price for the Stock covered by the Option.

                       1997 STOCK-BASED INCENTIVE PLAN OF
                      INTERNATIONAL MULTIFOODS CORPORATION

    The purpose of the 1997 Stock-Based Incentive Plan of International Multifoods Corporation is to enable International Multifoods Corporation ("Multifoods") and its subsidiaries to attract and retain officers and key employees capable of assuring the future success of Multifoods and to provide opportunities for stock ownership by such officers and employees which will increase their proprietary interest in Multifoods and, consequently, their identification with the interests of the stockholders of Multifoods. The 1997 Stock-Based Incentive Plan of International Multifoods Corporation shall be referred to herein as the "Plan."

    The Plan shall become effective upon being approved by the requisite affirmative vote of the stockholders of Multifoods entitled to vote thereon at the annual meeting of stockholders of Multifoods to be held on June 20, 1997, or any adjournment thereof. From and after the effective date of the Plan, no awards of any kind shall be made under Part I of the Amended and Restated 1989 Stock-Based Incentive Plan of International Multifoods Corporation, but all outstanding awards previously granted under Part I of such plan shall remain outstanding in accordance with the terms thereof. The Plan (but not Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards theretofore granted under the Plan) shall terminate on, and no Awards shall be granted after, June 20, 2007.

SECTION 1.  DEFINITIONS

    For purposes of the Plan, the following terms shall have the meanings set forth below:

    "Award" shall mean an award granted to a Participant in accordance with the provisions of the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Awards, or any combination thereof.

    "Award Agreement" shall mean the written agreement evidencing each Award granted to a Participant under the Plan.

    "Board" shall mean the Board of Directors of Multifoods.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" shall mean the Compensation Committee of the Board or such other committee of Directors as may be designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m).

    "Date of Grant" shall mean the date on which the Committee grants the Award or such other date as the Committee may designate.

    "Designated Event" shall mean any of the following:

           (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Stock (the "Outstanding Stock") or (ii) the combined voting power of the then outstanding voting securities of Multifoods entitled to vote generally in the election of Directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this provision (a), the following acquisitions shall not constitute a Designated Event:
       (i) any acquisition directly from Multifoods, (ii) any acquisition by Multifoods, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Multifoods or any corporation controlled by Multifoods or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
       (iii) of provision (c) of this definition; or

           (b) individuals, who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by Multifoods' stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Multifoods (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Multifoods or all or substantially all of Multifoods' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Multifoods or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

           (d) the approval by the stockholders of Multifoods of a complete liquidation or dissolution of Multifoods.

    "Director" or "Directors" shall mean a member, or more than one member, of the Board of Directors of Multifoods.

    "Eligible Employee" shall mean any officer or key employee of Multifoods or any Subsidiary designated by the Committee to receive an Award.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    "Fair Market Value" shall mean, as of any date, the mean of the high and low sale prices of a share of Stock on The New York Stock Exchange, Inc., or its successor on such date (or, if no sale took place on such exchange on such date, the mean between the high and low sale prices on such exchange on the most recent preceding date on which a sale took place).

    "Incentive Stock Option" shall mean an Option which is designated as such by the Committee and which meets the requirements of Section 422 of the Code on the Date of Grant.

    "Multifoods" shall mean International Multifoods Corporation, a Delaware corporation.

    "Non-Qualified Stock Option" shall mean an Option other than an Incentive Stock Option.

    "Option" shall mean a stock option awarded pursuant to the Plan to purchase Stock.

    "Participant" shall mean an Eligible Employee who receives an Award which has not been terminated, expired or been fully exercised.

    "Performance Award" shall mean a performance award made to a Participant pursuant to the Plan.

    "Plan" shall mean this 1997 Stock-Based Incentive Plan of International Multifoods Corporation.

    "Restricted Stock" shall mean the award of Stock pursuant to the Plan.

    "Restricted Stock Unit" shall mean a unit awarded pursuant to the Plan having a value equal to the Fair Market Value of one share of Stock (plus, if so determined by the Committee, the value of any dividends or other rights or property received by holders of Stock after the Date of Grant of such Restricted Stock Unit).

    "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

    "Section 162(m)" shall mean Section 162(m) of the Code.

    "Stock" shall mean common stock (par value $.10 per share) of Multifoods.

    "Stock Appreciation Right" shall mean a stock appreciation right awarded pursuant to the Plan, which need not be granted in tandem with an Option.

    "Subsidiary" shall mean any subsidiary or affiliate of Multifoods.

SECTION 2.  SHARES OF STOCK SUBJECT TO THE PLAN

    Subject to adjustment as provided in Section 11 hereof, an aggregate of 750,000 shares of Stock shall be available to Participants under the Plan. Of such shares of Stock, a maximum of 150,000 shares shall be available for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units. The shares of Stock deliverable upon the exercise of any Award may be made available from authorized but unissued shares or shares reacquired by Multifoods, including shares of Stock purchased in the open market or in private transactions. For purposes of this Section 2, if an Award entitles the holder thereof to receive or purchase shares of Stock, the number of shares subject to such Award shall reduce as of the Date of Grant the aggregate number of shares available for granting Awards under the Plan by the number of shares subject to such Award. If Stock Appreciation Rights are granted in tandem with an Option under Section 4 hereof and the exercise of the Option would cancel the Stock Appreciation Rights and vice versa, then the grant of such Stock Appreciation Rights shall not reduce the number of shares of Stock available for granting Awards under the Plan. Any shares of Stock that are used by a Participant as full or partial payment to Multifoods of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) to Eligible Employees. If any Award granted under the Plan shall terminate, the shares of Stock subject to, but not delivered under, such Award shall be available for other Awards.

SECTION 3. GRANTS OF AWARDS; EXPIRATION OF AND LIMITATIONS ON AWARDS

    (a) Officers and other key employees of Multifoods or any Subsidiary shall be eligible to be selected by the Committee to participate in the Plan. The Committee may require any Participant to remain in the employ of Multifoods or a Subsidiary for a stated period or periods of time before an Award may be exercised; provided that nothing in the Plan or in any Award Agreement shall confer upon any Participant any right to remain in the employ of Multifoods or any of its Subsidiaries, and nothing herein shall be construed in any manner to interfere in any way with the right of Multifoods or any Subsidiary to terminate such Participant's employment at any time.

    (b) Subject to the provisions of the Plan, the Committee shall:

        (i) determine and designate from time to time those Eligible Employees to whom Awards are to be granted;

        (ii) determine the form or forms of Award to be granted;

       (iii) determine the amount or number of shares of Stock subject to each Award; and

        (iv) determine the terms and conditions of each Award, provided that no Award shall have a term that extends beyond 10 years from the Date of Grant.

    (c) Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

    (d) In case of termination of employment, the following provisions shall apply:

        (i) if a Participant who has been granted an Option or Stock Appreciation Rights shall die before such Option or Stock Appreciation Rights have expired, his or her Option or Stock Appreciation Rights may be exercised, to the extent exercisable at the date of death, by the personal representatives or administrators of the Participant or by any person or persons to whom the Participant's rights under the Option or Stock Appreciation Rights pass by will or the applicable laws of descent and distribution, as follows:

           (A) in the case of an Incentive Stock Option and Stock Appreciation Rights granted in tandem with such Incentive Stock Option, at any time, or from time to time, within 12 months after the date of the Participant's death or such shorter period as the Committee may specify as set forth in the Award Agreement; and

           (B) in the case of a Non-Qualified Stock Option, Stock Appreciation Rights granted in tandem with a Non-Qualified Stock Option and Stock Appreciation Rights not granted in tandem with an Option, at any time, or from time to time, within such period as the Committee may specify as set forth in the Award Agreement;

           but, in either event, not later than the expiration of the applicable exercise period.

        (ii) if a Participant's employment terminates because of any reason other than his or her death, such Participant may exercise his or her Options or Stock Appreciation Rights, to the extent exercisable at the date of termination of employment as follows:

           (A) in the case of an Incentive Stock Option and Stock Appreciation Rights granted in tandem with such Incentive Stock Option, at any time, or from time to time, within three months after the date of termination of employment or such shorter period as the Committee may specify as set forth in the Award Agreement; and

           (B) in the case of a Non-Qualified Stock Option, Stock Appreciation Rights granted in tandem with a Non-Qualified Stock Option and Stock Appreciation Rights not granted in tandem with an Option, at any time, or from time to time, within such period as the Committee may specify as set forth in the Award Agreement;

           but, in either event, not later than the expiration of the applicable exercise period.

    (e) No Eligible Employee may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Stock after the Date of Grant thereof, for more than 100,000 shares of Stock in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified-performance-based compensation" within the meaning of
Section 162(m).

    (f) No Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Option or Stock Appreciation Right shall be exercisable only by the Participant to whom the Option or Stock Appreciation Right is granted.

    (g) The Committee may grant Awards prior to approval of the Plan by the stockholders of Multifoods at the annual meeting of stockholders of Multifoods to be held on June 20, 1997, or any adjournment thereof, provided that all such Awards shall be contingent upon such approval.

SECTION 4.  OPTIONS

    (a) Subject to the provisions of paragraph (d) of this Section 4, any Option granted by the Committee may be either an Incentive Stock Option or a Non-Qualified Stock Option, as the Committee shall determine.

    (b) The option price of the shares of Stock covered by each Option shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

    (c) Subject to the other provisions of the Plan, any Option may be exercised in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including without limitation payment by delivery of Stock having a Fair Market Value on the exercise date equal to the total option price, or by a combination of Stock and other consideration, as the Committee may specify in the applicable Award Agreement.

    (d) To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Stock with respect to which all Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans described in Section 422(d) of the Code of Multifoods and its Subsidiaries) exceeds $100,000, such Option shall be treated as an Option which does not qualify as an Incentive Stock Option.

    (e) Notwithstanding anything else contained herein, any Option may be exercised in full at any time following the occurrence of a Designated Event.

SECTION 5.  STOCK APPRECIATION RIGHTS

    (a) Stock Appreciation Rights granted under the Plan may, but need not, relate to a specific Option granted under Section 4 hereof. Any Stock Appreciation Right related to a Non-Qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter before exercise or expiration of the Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time the Option is granted. Any Stock Appreciation Right related to any Option shall be exercisable only to the extent the related Option is exercisable. The Committee may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it shall deem appropriate.

    (b) Upon the exercise of each Stock Appreciation Right, Multifoods shall pay to the Participant the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the Fair Market Value of one share of Stock on the Date of Grant (the "Base Value"). Any such payment by Multifoods may be made in cash, in shares of Stock (valued at the Fair Market Value on the date of exercise) or in a combination thereof, as the Committee shall determine.

    (c) Notwithstanding anything else contained herein, any Stock Appreciation Right may be exercised in full at any time following the occurrence of a Designated Event.

SECTION 6.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

    The Committee may grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

        (a) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

        (b) Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by Multifoods. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no shares of Stock shall be issued at the time such Awards are granted.

        (c) Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by Multifoods; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of Multifoods, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock or Restricted Stock Units. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive shares of Stock, such shares shall be issued and delivered to the holders of the Restricted Stock Units.

        (d) Without limiting the generality of the foregoing, the Committee may specify in an Award Agreement granting an Award of Restricted Stock or Restricted Stock Units, or subsequently determine in its discretion, that, upon the occurrence of a Designated Event, the restrictions applicable to such Award shall lapse with respect to, and the Participant shall be unconditionally vested in, all or any part of the Award.

SECTION 7.  PERFORMANCE AWARDS

    (a) The Committee may grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, shares of Stock (including, without limitation, Restricted Stock), other securities or other Awards and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

    (b) Without limiting the generality of the foregoing, the Committee may specify in an Award Agreement granting a Performance Award, or subsequently determine in its discretion, that, upon the occurrence of a Designated Event, the performance requirements applicable to such Performance Award shall terminate with respect to, and the Participant shall be unconditionally vested in, all or any part of the Performance Award.

SECTION 8.  ADMINISTRATION OF THE PLAN

    The Committee shall have the full power and authority to interpret and administer the Plan. The Committee may adopt such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate. Any decisions, determinations or actions made or taken by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons for all purposes. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9.  DELIVERY OF SHARES; SECURITIES LAW COMPLIANCE

    (a) No shares of Stock shall be issued or delivered pursuant to any exercise of an Award hereunder until the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied.

    (b) Without limiting the generality of the foregoing, all certificates for shares of Stock delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws.

SECTION 10.  WITHHOLDING

    Upon exercise or receipt of (or the lapse of restrictions relating to) any Award, the delivery of shares of Stock subject to such Award shall be subject to payment of any required withholding taxes. A Participant receiving shares of Stock subject to withholding taxes may, as a condition precedent to receiving the shares of Stock, be required to pay Multifoods a cash amount equal to the amount of required withholdings. In lieu of all or any part of such a cash payment, the Committee may permit the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Participant's full Federal Insurance Contributions Act and federal, state and local income taxes with respect to income arising from exercise of Options or receipt of Restricted Stock or shares of Stock in payment of Performance Awards, through a reduction of the number of shares of Stock delivered to the Participant and/or through the return to Multifoods of shares of Stock delivered to the Participant in connection with the Award or shares otherwise held by such Participant.

SECTION 11.  ADJUSTMENT OF AND CHANGES IN STOCK

    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or stock of Multifoods, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares of Stock authorized by the Plan, in the number and kind of shares of Stock covered by the Awards granted and in the exercise price of outstanding Options or the Base Value of outstanding Stock Appreciation Rights.

SECTION 12.  NO RIGHTS OF STOCKHOLDERS

    Except with respect to Restricted Stock, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of Multifoods in respect of any shares of Stock receivable upon the exercise of any Award, in whole or in part, unless and until certificates for such shares of Stock shall have been issued.

SECTION 13.  AMENDMENTS

    (a) The Board may, at any time, amend or terminate the Plan, subject to the following:

        (i) No such amendment may adversely affect the rights of any Participant under an Award which has not terminated, expired or been fully exercised without the consent of such Participant or beneficiary thereof.

        (ii) It is intended that the Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Code or any successor thereto, and that certain Awards constitute "qualified performance-based compensation" within the meaning of
             Section 162(m). Unless otherwise determined by the Board, amendments to the Plan shall be subject to approval of the stockholders of Multifoods to the extent necessary to satisfy such requirements and meet such qualifications as in effect from time to time.

       (iii) Unless otherwise determined by the Board, amendments to the Plan shall be subject to approval of the stockholders of Multifoods to the extent necessary to satisfy the requirements of the listing rules of The New York Stock Exchange, Inc.

    (b) The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or beneficiary thereof.

SECTION 14.  GOVERNING LAW.

    The validity, construction and effect of the Plan and any Award shall be determined in accordance with the laws of the State of Delaware.

SECTION 15.  SEVERABILITY.

    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken, and the remainder of the Plan or any such Award shall remain in full force and effect.

                                AMENDMENT TO THE
                       1997 STOCK-BASED INCENTIVE PLAN OF
                      INTERNATIONAL MULTIFOODS CORPORATION
                        EFFECTIVE AS OF FEBRUARY 2, 1998

    The 1997 Stock-Based Incentive Plan of International Multifoods Corporation (the "Plan") is amended, effective as of February 2, 1998, as follows:

        1. The first and second sentences of Section 2 of the Plan are amended to read as follows:

       "Subject to adjustment as provided in Section 11 hereof, an aggregate of 1,250,000 shares of Stock shall be available to Participants under the Plan. Of such shares of Stock, a maximum of 250,000 shares shall be available for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units."

        2. The first sentence of Section 3(e) of the Plan is amended to read as follows:

       "No Eligible Employee may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Stock after the Date of Grant thereof, for more than 200,000 shares of Stock in the aggregate in any calendar year."

                                [RECYCLED LOGO]
                              PRINTED ON RECYCLED
                              PAPER CONTAINING AT
                             LEAST 10% FIBERS FROM
                               PAPER RECYCLED BY
                                   CONSUMERS.

                             INTERNATIONAL MULTIFOODS CORPORATION

                                ANNUAL MEETING OF STOCKHOLDERS

                                     MONDAY, JULY 2, 2001

                                          11:00 A.M.

                                         3M AUDITORIUM
                                    UNIVERSITY OF MINNESOTA
                                 CARLSON SCHOOL OF MANAGEMENT
                                     321 19TH AVENUE SOUTH
                                  MINNEAPOLIS, MINNESOTA 55455

[INTERNATIONAL
 MULTIFOODS
 CORPORATION
 LOGO]                                                                     PROXY
--------------------------------------------------------------------------------

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary E. Costley, Nicholas L. Reding and Jack
D. Rehm, and each or any of them, with full power of substitution, to vote all of the shares of International Multifoods Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of International Multifoods Corporation, a Delaware corporation, to be held on Monday, July 2, 2001, at 11:00 a.m. local time, and at all adjournments thereof, and in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

THIS PROXY MUST BE DATED, SIGNED BY THE STOCKHOLDER(S) AND RETURNED PROMPTLY USING THE ENCLOSED ENVELOPE.

                     SEE REVERSE FOR VOTING INSTRUCTIONS.

                             V  PLEASE DETACH HERE  V

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


1. ELECTION OF DIRECTORS:                                      / / Vote FOR             / /  Vote WITHHELD
                                                                   all nominees              from all nominees
   01 Claire L. Arnold   02 Lois D. Rice 03 Dolph W. von Arx       (except as marked)

                                                                           -------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)   -------------------------------------------

2. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1997 STOCK-BASED              / / For          / / Against    / / Abstain
   INCENTIVE PLAN OF INTERNATIONAL MULTIFOODS CORPORATION.

3. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT         / / For           / / Against    / / Abstain
   AUDITORS OF THE COMPANY.

4. In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER
DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3.
Address Change? Mark Box / /   Indicate changes below:

                                                                   Dated:                                    , 2001
                                                                          ----------------------------------

                                                                   -----------------------------------------------

                                                                   -----------------------------------------------
                                                                   Stockholder signature

                                                                   Signature(s) in Box
                                                                   Please sign your name exactly as it appears
                                                                   printed hereon.  When signing as attorney,
                                                                   executor, administrator, trustee or guardian,
                                                                   please give full title.  If more than one
                                                                   trustee, all should sign.  If stock is held
                                                                   jointly, each owner should sign.

                             INTERNATIONAL MULTIFOODS CORPORATION

                                ANNUAL MEETING OF STOCKHOLDERS

                                     MONDAY, JULY 2, 2001

                                          11:00 A.M.

                                         3M AUDITORIUM
                                    UNIVERSITY OF MINNESOTA
                                 CARLSON SCHOOL OF MANAGEMENT
                                     321 19TH AVENUE SOUTH
                                  MINNEAPOLIS, MINNESOTA 55455

[INTERNATIONAL
 MULTIFOODS
 CORPORATION
 LOGO]
--------------------------------------------------------------------------------
        CONFIDENTIAL VOTING INSTRUCTIONS TO THE CANADA TRUST COMPANY
                    AS TRUSTEE UNDER THE STOCK PURCHASE PLAN OF
                            ROBIN HOOD MULTIFOODS INC.

I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on July 2, 2001, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

THIS CARD MUST BE DATED, SIGNED BY THE STOCKHOLDER AND RETURNED PROMPTLY USING THE ENCLOSED ENVELOPE.

                     SEE REVERSE FOR VOTING INSTRUCTIONS.

                             V  PLEASE DETACH HERE  V


1. ELECTION OF DIRECTORS:                                              / / Vote FOR             / /  Vote WITHHELD
   01 Claire L. Arnold     02 Lois D. Rice   03 Dolph W. von Arx           all nominees              from all nominees
                                                                           (except as marked)
                                                                           -------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)   -------------------------------------------

2. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1997 STOCK-BASED              / / For          / / Against    / / Abstain
   INCENTIVE PLAN OF INTERNATIONAL MULTIFOODS CORPORATION.

3. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT         / / For           / / Against    / / Abstain
   AUDITORS OF THE COMPANY.

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.  THE
VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU.  AS TO MATTERS COMING BEFORE THE MEETING FOR
WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE MAY EXERCISE VOTING RIGHTS
IN SUCH MANNER AS THE TRUSTEE MAY, IN ITS DISCRETION, DETERMINE.

Address Change? Mark Box / /   Indicate changes below:

                                                                   Dated:                                    , 2001
                                                                          ----------------------------------

                                                                   -----------------------------------------------

                                                                   -----------------------------------------------
                                                                   Stockholder signature
                                                                   (Please date and sign exactly as your name
                                                                   appears hereon)

                             INTERNATIONAL MULTIFOODS CORPORATION

                                ANNUAL MEETING OF STOCKHOLDERS

                                     MONDAY, JULY 2, 2001

                                          11:00 A.M.

                                         3M AUDITORIUM
                                    UNIVERSITY OF MINNESOTA
                                 CARLSON SCHOOL OF MANAGEMENT
                                     321 19TH AVENUE SOUTH
                                  MINNEAPOLIS, MINNESOTA 55455

[INTERNATIONAL
 MULTIFOODS
 CORPORATION
 LOGO]
--------------------------------------------------------------------------------
            CONFIDENTIAL VOTING INSTRUCTIONS TO WELLS FARGO BANK
            MINNESOTA, N.A., AS TRUSTEE UNDER THE EMPLOYEES' VOLUNTARY INVESTMENT AND SAVINGS PLAN OF INTERNATIONAL MULTIFOODS CORPORATION

I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on July 2, 2001, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

THIS CARD MUST BE DATED, SIGNED BY THE STOCKHOLDER AND RETURNED PROMPTLY USING THE ENCLOSED ENVELOPE.

                     SEE REVERSE FOR VOTING INSTRUCTIONS.

                             V  PLEASE DETACH HERE  V


1. ELECTION OF DIRECTORS:                                                   / / Vote FOR             / /  Vote WITHHELD
01 Claire L. Arnold   02 Lois D. Rice   03 Dolph W. von Arx                     all nominees              from all nominees
                                                                                (except as marked)
                                                                                -------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)        -------------------------------------------

2. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1997 STOCK-BASED                   / / For          / / Against    / / Abstain
   INCENTIVE PLAN OF INTERNATIONAL MULTIFOODS CORPORATION.

3. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT              / / For           / / Against    / / Abstain
   AUDITORS OF THE COMPANY.

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE
BOARD OF DIRECTORS OF THE COMPANY.  THE VOTING RIGHTS REPRESENTED HEREBY WILL
BE EXERCISED AS DIRECTED BY YOU.  AS TO MATTERS COMING BEFORE THE MEETING FOR
WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE
MEETING, THE TRUSTEE WILL EXERCISE VOTING RIGHTS IN PROPORTION TO THE VOTING
INSTRUCTIONS ACTUALLY RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING.

Address Change? Mark Box / /   Indicate changes below:

                                                                   Dated:                                    , 2001
                                                                          ----------------------------------

                                                                   -----------------------------------------------

                                                                   -----------------------------------------------
                                                                   Stockholder signature
                                                                   (Please date and sign exactly as your name
                                                                   appears hereon)